Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(28,633,850)
Unrealized Gain (Loss) on Market Value of Commodity Futures	19,035,890
Dividend Income	463,744
Interest Income	394,514
ETF Transaction Fees	3,500
Total Income (Loss)	$(8,736,202)

Expenses
General Partner Management Fees	$154,245
Professional Fees	4,201
Brokerage Commissions	17,275
Directors' Fees and insurance	7,082
Total Expenses	$182,803
Net Income (Loss)	$(8,919,005)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/23	$251,517,066
Additions (800,000 Shares)	20,336,737
Withdrawals (850,000 Shares)	(21,948,408)
Net Income (Loss)	(8,919,005)
Net Asset Value End of Month	$240,986,390
Net Asset Value Per Share (9,050,000 Shares)	$26.63

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596